Exhibit 21.1

Subsidiaries of Monster Worldwide, Inc.*

September 30,
Name of Entity	Jurisdiction
MonsterTrak Corporation	California
Affinity Labs, LLC	Delaware
FastWeb, LLC	Delaware
FinAid Page, L.L.C.	Delaware
KJB Holding Corp.	Delaware
Military Advantage, Inc.	Delaware
Monster Asia Pacific Holding Corp.	Delaware
Monster Emerging Markets, LLC	Delaware
Monster Government Solutions, LLC	Delaware
Monster International Holding Corp.	Delaware
Monster Labs, LLC	Delaware
Monster Worldwide South Carolina, Inc.	Delaware
Monster Worldwide Technologies, LLC	Delaware
OCC.com Inc.	Delaware
PWP, LLC	Delaware
Tickle Inc.	Delaware
TMAT Inc.	Delaware
Trovix Inc.	Delaware
Monster Worldwide Austria GmbH	Austria
Monster Belgium NV	Belgium
Monster Recrutamento do Brasil Ltda.	Brazil
China-HR.com Corporation	British Virgin Islands
Monster Worldwide Canada Inc.	Canada
Monster Worldwide Holdings Canada Inc.	Canada
China HR.com Holdings Ltd.	Cayman Islands
Monster Technologies Prague s.r.o.	Czech Republic
Monster Worldwide C.Z. s.r.o.	Czech Republic
Talent Serve Limited	England
Monster Executive Services Limited	England
Monster Worldwide Holdings Limited	England
Monster Worldwide Limited	England
MSL Group (Trustees) Ltd.	England
Monster Worldwide SAS	France
Monster Worldwide Deutschland GmbH	Germany
Monster Worldwide Deutschland Holdings GmbH	Germany
China HR.com (Hong Kong) Limited	Hong Kong
Monster.com Asia Ltd.	Hong Kong
Monster.com Asia Pacific Ltd.	Hong Kong
Monster.com HK Ltd.	Hong Kong

September 30,
Name of Entity	Jurisdiction
Monster Worldwide Magyarország Kft.	Hungary
Monster.com India Pvt. Ltd.	India
Monster Worldwide Holdings (Ireland) Ltd.	Ireland
Monster Worldwide Ireland Limited	Ireland
Monster Italia Srl	Italy
TMP Worldwide Italia SpA	Italy
Monster Luxembourg SA	Luxembourg
Monster Malaysia Sdn Bhd.	Malaysia
Monster Technologies Malaysia Sdn Bhd.	Malaysia
Monster Jobs Mexico, S. de R.L. de C.V.	Mexico
Monster Worldwide Netherlands B.V.	Netherlands
Monster Worldwide Netherlands Holding B.V.	Netherlands
Monster Worldwide Norway AS	Norway
E-career (Beijing), Ltd.	People’s Republic of China
E-career Co., Ltd.	People’s Republic of China
E-career (Suzhou) Co., Ltd.	People’s Republic of China
Monster Worldwide Polska Sp. Z.o.o.	Poland
Monster Recruitment Limited Liability Company	Russia
Monster.com SG Pte. Ltd.	Singapore
Monster Worldwide, SL	Spain
Monster Recruitment South Africa (Pty) Ltd	South Africa
JobKorea Co., Ltd.	South Korea
Monster Worldwide Scandinavia AB	Sweden
Monster Worldwide Switzerland AG	Switzerland
Monster Recruitment Insan Kaynaklari Danismanlik Limited Sirketi	Turkey

*	The names of certain subsidiaries have been omitted from this Exhibit 21.1 in accordance with applicable rules. The omitted subsidiaries, considered in the aggregate as a single subsidiary, did not constitute a “significant subsidiary” (as defined in Rule 1-02(v) of Regulation S-X) at December 31, 2011.